UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                               Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Dell Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The Special Committee of the Board of Directors of Dell Inc. mailed the following letter to the Company’s shareholders today

DELL SPECIAL COMMITTEE NEGOTIATES SIGNIFICANT INCREASE IN

TRANSACTION VALUE WITH MICHAEL DELL AND SILVER LAKE

URGES STOCKHOLDERS TO VOTE THE WHITE CARD FOR THE AMENDED TRANSACTION

August 14, 2013

Dear Stockholders:

On August 2, the Special Committee of the Board of Dell Inc. was pleased to announce that it has negotiated a modified agreement with Michael Dell and Silver Lake Partners under which they increased the value of their offer for Dell by $0.23 per share – to $13.88 per share. Attached is a Supplement to the Proxy Statement relating to the transaction that describes the amendments to the Merger Agreement.

In brief, those amendments increase the purchase price under the Agreement from $13.65 to $13.75 per share and, in addition, provide for the payment of a special dividend of $0.13 per share to holders as of a record date prior to closing. These changes will deliver an additional $350 million in value to Dell’s public stockholders.

The Agreement also provides that the third quarter dividend will be paid regardless of whether the closing occurs before or after the previously indicated record date for that dividend – providing certainty that the unaffiliated stockholders will receive an additional $0.08 per share. This guarantee potentially increases the total consideration payable to public stockholders by an additional $120 million, depending on when the closing would otherwise have occurred.

In return for these substantial increases in value to public stockholders, as well as a stockholder-favorable modification to the break-up fee described in the Supplement, the Special Committee agreed to the buyers’ request to modify the voting standard to require approval by a majority of the unaffiliated shares actually voted instead of approval by a majority of all outstanding unaffiliated shares as required under the original agreement. The previous voting standard had the effect of counting unvoted shares as no votes. What hasn’t changed is the fact that the shares held by Michael Dell can’t be voted in this special vote on the transaction.

In the original Agreement, although not required by law, the Special Committee insisted on conditioning the transaction on the approval of unaffiliated stockholders and set, as the standard for that approval, the requirement that shares held by all unaffiliated stockholders, including those who did not vote, would be counted. The Committee was aware of the fact that such a provision could be used to extract additional value (as proved to be the case) and thus was in the interests of the public stockholders. In addition, in the context of a decision between accepting the going private offer or continuing the status quo, it did not seem anomalous to treat non-votes as votes for the status quo. Since then, however, a minority group of stockholders has suggested its own proposal and, with that change in the dynamics, the original standard began to have the effect of tilting the playing field due to the significant number of unaffiliated shares not voted. After careful consideration, the Committee concluded that non-votes should not be treated as votes in favor of any particular outcome.

The Committee has established a new record date of August 13, 2013 for determining stockholders eligible to vote on the transaction at a stockholder meeting which has been adjourned to September 12, 2013. This change in record date and adjournment ensure that all unaffiliated stockholders, including those who have acquired their shares since June 3, are eligible to vote and have ample time to make their decision.

This improved transaction is the latest benefit of an exhaustive process through which the Special Committee has now elicited eight increases in price. We believe this transaction provides the highest value and greatest certainty of any available alternative. We urge stockholders to vote for it on September 12.

We thank you for your prompt attention to this important matter.

Sincerely,

Alex J. Mandl            Janet F. Clark            Laura Conigliaro            Kenneth M. Duberstein

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF DELL INC.

ACT IMMEDIATELY – VOTING EXTENDED UNTIL SEPTEMBER 12, 2013

Telephone and internet voting instructions have been arranged for your convenience

Follow instructions on the enclosed WHITE card

Telephone and internet voting have been arranged for your convenience. Simply follow the instructions on the enclosed WHITE card to vote today. Regardless of the number of shares of Company stock that you own, your vote is important. If you have questions about the merger, or require assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed white proxy card, please contact MacKenzie Partners Inc., which is acting as the Company’s proxy solicitation agent and information agent in connection with the merger.

105 Madison Avenue

New York, NY 10016

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: Dell@mackenziepartners.com

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 (as amended with the filing of a Form 10-K/A on June 3, 2013 containing Part III information) and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.